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                                                                    EXHIBIT 99.1

                     CONSENT OF THOMAS WEISEL PARTNERS LLC

     We hereby consent to (i) the inclusion of our opinion letter, dated March 17, 2003, to the Board of Directors of VINA Technologies, Inc. (the "Company") as Annex C to the Proxy Statement/Prospectus of the Company and Larscom Incorporated ("Larscom") relating to the merger between the Company and Larscom and (ii) all references to Thomas Weisel Partners LLC in the sections captioned "SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS", "THE MERGER -- Background of the Merger", "THE MERGER -- VINA's Reasons for the Merger" and "THE
MERGER -- Opinion of VINA's Financial Advisor" of the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          /s/ THOMAS WEISEL PARTNERS LLC
                                          Thomas Weisel Partners LLC

                                          San Francisco, California
                                          April 14, 2003